Exhibit 99.1

Contact:

Mona J. Walsh (Investors)

Edelman

212-704-4598

mona.walsh@edelman.com

Kellie Hotz (Media Inquiries)

Edelman

312-240-2701

kellie.hotz@edelman.com

CRYO-CELL INTERNATIONAL, INC. REPORTS THIRD QUARTER 2008 RESULTS

OLDSMAR, Fla. – October 15, 2008 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks, today announced results for the third quarter and nine months ended August 31, 2008.

Consolidated revenues for the third quarter were approximately $4.5 million compared to approximately $4.6 million for the third quarter of 2007. The Company reported a net loss in the third quarter 2008 of approximately ($189,000), or ($0.02) per basic common share, compared to a net loss of approximately ($1,148,000), or ($0.10) per basic common share, in the third quarter of 2007. The decrease in the net loss in the third quarter of fiscal 2008 is primarily the result of a 24% decrease in marketing, general and administrative expenses. In addition, research and development expenses were approximately $68,000 in the third quarter of 2008, a decrease of approximately 58% in comparison to the same period in 2007. Research and development expenses in 2008 represented expenses related to the development of the Company’s new C’elle® menstrual stem cell technology.

The Company recognized approximately $293,000 in licensee income for the third quarter of fiscal 2008, compared to approximately $226,000 for the 2007 period. On February 20, 2008, the Company entered into a definitive License and Royalty Agreement with Cryo-Cell de Venezuela to market its U-Cord program in Venezuela and to collect and ship the specimens to the Company’s facility in Oldsmar, FL. The non-refundable up-front license fee of $200,000 is expected to be paid by Cryo-Cell de Venezuela in installments. The Company received the first installment payment of $100,000 during the first quarter of fiscal 2008. The agreement was amended on August 29, 2008. The amendment to the agreement acknowledges that the first installment payment is non-refundable and the Company recognized the $100,000 payment during the third quarter of 2008. The remaining $193,000 is royalty income earned on subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees. The Licensee income for the 2007 period consisted of royalty income earned on the subsequent processing and storage of specimens in geographical areas where the Company has license agreements relating to cord blood services, and from the sale of sub-license agreements by licensees.

Consolidated revenues for the nine month period ended August 31, 2008 were approximately $13.1 million as compared to approximately $13.2 million for the nine months ended August 31, 2007. The Company reported a net loss for the nine months ended August 31, 2008 of approximately ($792,000), or ($0.07) per basic common share, compared to a net loss of approximately ($3,338,000), or ($0.29) per basic common share, for the nine months ended August 31, 2007. The 76% decrease year over year in the net loss for the nine months ended August 31, 2008 is primarily the result of a 22% decrease in marketing, general and administrative expenses. In addition, research and development expenses were approximately $162,000 for the nine months ended August 31, 2008, a decrease of approximately 66% in comparison to the same period in 2008.

The Company recognized approximately $758,000 in licensee income for the nine months ended August 31, 2008, compared to approximately $779,000 for the 2007 period. Licensee income for the nine months ended August 31, 2008 consisted of the first installment of $100,000, from the sale of the C’elle license and royalty agreement with Lifecell International Private, Ltd. and the first installment of $100,000 from the sale of the U-Cord license and royalty agreement with Cryo-Cell de Venezuela, as described above. The remaining $562,000 is royalty income earned on subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees. Licensee income for the 2007 period consisted of $255,000 received as an installment payment from the non-recurring sale of the India license agreement for the Company’s U-Cord® service and $524,000 of royalty income earned on the subsequent processing and storage of specimens in geographical areas where the Company has license agreements relating to cord blood services, and from the sale of sub-license agreements by licensees.

As of August 31, 2008, the Company had approximately $4.4 million in available cash, cash equivalents, marketable securities and other investments. The Company had no long-term debt at the end of the quarter.

“We continue to be encouraged by Cryo-Cell’s improved performance in the third quarter of 2008 and by the 76% year over year decrease in the net loss through FY08. In accordance with our long-term strategic plan, we believe that the Company is making considerable progress towards profitability as we review our achievements during the first three quarters of fiscal 2008. Much of the progress stems from the build out on the launch of our new product, C’elle, combined with significant operating efficiencies,” stated Mercedes Walton, Chairman and Chief Executive Officer.

“Looking ahead, the private cord blood bank industry may potentially face formidable challenges associated with the overall impact of the domestic economy on discretionary consumer and family spending. In addition, the increased prevalence of public cord blood banking offers families a practical alternative to private banking during times of economic hardship.” Walton continued, “However, Cryo-Cell’s recent announcement of C’elle’s global expansion to seven countries of Europe, Latin America and Southeast Asia demonstrates growing worldwide interest from partners who are keenly eager to introduce our innovative C’elle service abroad. Taking into consideration this global interest, we anticipate that global product distribution combined with emerging revenue channels from C’elle technology licenses; and processing and storage royalties may favorably impact shareholder value over time.

“Concurrently, Cryo-Cell is making significant progress with several scientific research partnerships that we believe may serve to increase awareness and interest in C’elle technology, as potential regenerative applications emerge over time. Notwithstanding economic realities that may possibly impact near-term demand for discretionary consumer services, the Company is optimistic that Cryo-Cell’s continued progress towards profitability in our core business combined with the significant progress in product diversification and globalization initiatives, will contribute to increased shareholder value moving forward,” Walton, concluded.

Based in Oldsmar, Florida, with over 160,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2000 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-

compliant facility. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com. For more information about C’elle visit http://www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the uncertainty of market acceptance of any potential service offerings relating to types of stem cells other than cord blood stem cells, including the C’elle service, given that menstrual stem cells and other new stem cells have not yet been used in human therapies, and treatment applications using such stem cells are not likely to be developed and commercialized for many years and are subject to further research and development and publication of scientific research; the need for additional development and testing before determining the ultimate commercial value of the Company’s intellectual property relating to the menstrual stem cells; the need to complete certain developments, including completion of clinical validation and testing, before any new process other than the C’elle service can be commercialized, and to complete the Company’s development of its final business and economic model in offering any such service; the need for continued significant marketing expenditures in connection with the umbilical cord blood stem cell business; any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.